Exhibit 10.75

1997 OMNIBUS STOCK PLAN

OF

CHARLES & COLVARD, LTD.

(formerly, C3, Inc.)

(As Amended and Restated

Through March 9, 2005)

1997 OMNIBUS STOCK PLAN

OF

CHARLES & COLVARD, LTD.

(As Amended and Restated through March 9, 2005)

Purpose

The purpose of the 1997 Omnibus Stock Plan of Charles & Colvard, Ltd, as amended and restated (the “Plan”), is to encourage and enable selected employees, directors and independent contractors of Charles & Colvard, Ltd. (formerly, C3, Inc.) (the “Corporation”) and its related corporations to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “Awards”) to selected employees, independent contractors and directors, including but not necessarily limited to the granting of incentive stock options (“Incentive Options”), nonqualified stock options (“Nonqualified Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock Awards”), and restricted units (“Restricted Units”) to such participants. Incentive Options and Nonqualified Options shall be referred to herein collectively as “Options.” Restricted Stock Awards and Restricted Units shall be referred to herein collectively as “Restricted Awards.”

Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation or, upon its delegation, by the Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related regulations, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m) or related regulations) or as may otherwise be permitted under Section 162(m) and related regulations. For the purposes of the Plan, the term “Committee” shall, unless otherwise required by applicable law, refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

(b) In addition to action by meeting in accordance with applicable law, any action of the Committee with respect to the Plan may be taken by a written instrument signed by all of the members of the Committee and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, and unless authority is granted to the chief executive officer as provided in Section 2(c), the Committee shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i)

to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of the Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan and Agreements evidencing Awards granted under the Plan, to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, except to the extent otherwise required under Code Section 409A, related regulations or other guidance, the Committee shall have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Awards granted to any recipient. In addition, the Committee shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Committee determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(c) Notwithstanding Section 2(b), the Committee may (subject to any restrictions imposed by applicable laws and such terms and conditions as may be established by the Committee) delegate to the chief executive officer of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 2(b)(i) herein with respect to such Awards, to any individual who, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; (ii) is not deemed to be a Covered Employee; and (iii) is otherwise eligible under Section 5. To the extent that the Committee has delegated authority to grant Awards pursuant to this Section 2(c) to the chief executive officer, references to the Committee shall include references to the chief executive officer, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

Effective Date

The effective date of the Plan shall be October 1, 1997 (the “Effective Date”). The Plan was amended and restated effective March 9, 2005. Awards may be granted under the Plan on and after the effective date, but no Awards will be granted after September 30, 2007.

Shares of Stock Subject to the Plan; Award Limitations

(a) The number of shares of Common Stock initially issuable under the Plan as of the Effective Date pursuant to Awards was 477,979 shares of authorized but unissued shares of the Corporation, subject to adjustments and increases as provided in this Section 4. The maximum number of shares authorized for issuance under the Plan shall be increased at any time and from time to time by an amount (the “Adjustment Amount”) so that the maximum number of shares authorized for issuance under the Plan shall be equal to (i) twenty percent (20%) of the authorized and issued shares of Common Stock as of such date less (ii) the number of shares of Common Stock subject to outstanding options granted under the 1996 Stock Option Plan of C3, Inc. or any other prior stock option plan (the “Prior Plans”).

(b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited or canceled or because the Award is settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. If the option price of an Option granted under the Plan (or any Prior Plan) is satisfied by tendering shares of Common Stock, only the number of shares issued net of the shares of Common Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan.

(c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board of Directors of the Corporation declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.

(d) Subject to the terms of this Section 4, the following limitations upon Awards shall apply:

(i) The maximum number of shares of Common Stock that may be issued pursuant to Incentive Options shall be 1,187,695 shares, which number shall be equal to twenty percent (20%) of the number of outstanding shares of Common Stock as of the effective date of the consummation of the initial public offering of the Common Stock.

(ii) In no event shall an employee be granted Awards under the Plan for more than 100,000 shares of Common Stock (or the equivalent value thereof based on the fair market value of the Common Stock on the date of grant of the Award) during any calendar year.

Eligibility

An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

(a) The individual is either (i) an employee of the Corporation or a related corporation, (ii) a director of the Corporation or a related corporation, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing services to the Corporation or a related corporation. For this purpose, an individual shall be considered to be an “employee” only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee; provided, however, that, with respect to Incentive Options, an “employee” means a person who is considered an employee of the Corporation or any parent or subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

(b) With respect to the grant of an Incentive Option, the individual is an employee of the Corporation or a related corporation and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, however, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110 percent (110%) of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years.

(c) The individual, being otherwise eligible under this Section 5, is selected by the Committee as an individual to whom an Award shall be granted (a “Participant”).

Options

(a) Grant of Options: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. To the extent necessary to comply with Section 422 of the Code and related regulations, (i) if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option; and (ii) the provisions relating to the grant and terms of Incentive Options (including but not limited to the provisions in Section 4(d)(i) herein regarding the maximum number of shares available for issuance pursuant to such Incentive Options) shall be deemed to be a separate plan.

(b) Option Price: The price per share at which an Option may be exercised (the “Option Price”) shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the Agreement evidencing the grant of the Option; provided, that (i) in the case of an Incentive Option, the Option Price shall be no less than the fair market value per share of the Common Stock on the date the Option is granted (or 110% of the fair market value with respect to Incentive Options granted to an employee who owns stock possessing more than ten percent of the total voting power of all classes of stock of the Corporation or a parent or subsidiary, as provided in Section 5(b)); and (ii) in no event shall the Option Price per share of any Option be less than the par value per share of the Common Stock. Notwithstanding the foregoing, the Committee may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the fair market value on the date of grant, if such options are assumed or substituted in accordance with Section 424(a) of the Code and related regulations and if the option price of any such assumed or substituted option was at least equal to 100% of the fair market value of the underlying stock on the original date of grant. In addition, the following rules shall apply:

(i) An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

(ii) For purposes of the Plan, the fair market value of the shares shall be determined in good faith by the Committee in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange or included in The Nasdaq National Market, the fair market value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange or as reported in The Nasdaq National Market (as applicable) on the date immediately preceding the date the Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available and, provided further, if the shares are quoted on The Nasdaq System but are not included in The Nasdaq National Market, the fair market value shall be the mean between the high bid and low asked quotations in The Nasdaq System on the date immediately preceding the valuation date for which such information is available; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the fair market value shall be determined by the Committee based on such valuation measures or other factors as it deems appropriate (provided, however, that, (X) with respect to the grant of Incentive Options, the fair market value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422 and accompanying regulations; and (Y) to the extent, if any, required by Code Section 409A, fair market value shall be determined in accordance with Section 409A, related regulations or other guidance).

(iii) In no event shall there first become exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Incentive Option is granted) greater than $100,000.

(c) Option Period and Limitations on the Right to Exercise Options:

(i) The period during which an Option may be exercised (the “Option Period”) and the terms and conditions of an Option shall be determined by the Committee at the time the Option is granted. With respect to Incentive Options, such Option Period shall not extend more than ten years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an employee who owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a parent or subsidiary, as provided in Section 5(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

(ii) An Option may be exercised by giving written notice to the Corporation at such place as the Corporation shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Unless an Option or Agreement provides otherwise, such payment shall be in the form of (A) cash; (B) shares of Common Stock owned by the Participant at the time of exercise; (C) shares of Common Stock withheld upon exercise; (D) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; or (E) a combination of the foregoing methods, as elected by the Participant. Notwithstanding the foregoing, unless an Agreement provides otherwise, in the event of a “Change of Control” of the Corporation (as such term is defined in Section 19(b) or Section 19(c) herein), then, in addition to the foregoing methods of exercise, payment may also be made by the withholding of shares of Common Stock otherwise deliverable upon exercise. Shares tendered or withheld in payment on the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii).

(iii) Unless an Agreement provides otherwise, no Option granted to a Participant who was an employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an employee of or in service as described in Section 5(a), and has been an employee or in service continuously since the date the Option was granted, subject to the following:

(A) An Option shall not be affected by any change in the terms, conditions or status of the Participant’s employment or service, provided that the Participant continues to be an employee of, or in service to, the Corporation or a related corporation.

(B) The employment or service relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Participant’s right to reemployment or service is guaranteed either by statute or by contract. The employment or service relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of disability. The Committee shall determine whether a Participant is disabled within the meaning of this paragraph, and if, applicable, the date of a participant’s termination of employment or service.

(C) Unless an Agreement provides otherwise, if the employment or service of a Participant is terminated because of disability within the meaning of subparagraph (B), or if the Participant dies while he is an employee or in service or dies after the termination of his employment or service because of disability, the Option may be exercised only to the extent exercisable on the date of the Participant’s termination of employment or service or death while employed or in service (the “termination date”), except that the Committee may in its discretion (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of twelve months next succeeding the termination date (or such other period as may be determined by the Committee); or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D) Unless an Agreement provides otherwise, if the employment or service of the Participant is terminated for any reason other than disability (as defined in subparagraph (B)) or death or for “cause,” his Option may be exercised to the extent exercisable on the date of such termination of employment or service, except that the Committee may in its discretion (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on such termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period as may be determined by the Committee); or (Y) the close of the Option Period. If the Participant dies following such termination of employment or service and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Participant shall be treated as having died while employed under subparagraph (C) immediately preceding (treating for this purpose the Participant’s date of termination of employment or service as the termination date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(E) Unless an Agreement provides otherwise, if the employment or service of the Participant is terminated for “cause,” his Option shall lapse and no longer be exercisable as of the effective time of his termination of employment or service, as determined by the Committee. For purposes of this subparagraph (E) and subparagraph (D), and unless an Agreement provides otherwise, the Participant’s termination shall be for “cause” if such termination results from the Participant’s personal dishonesty, gross incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offences), written Corporation policy or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, unethical business practices in connection with the Corporation’s business, or misappropriation of the Corporation’s assets. The determination of “cause” shall be made by the Committee and its determination shall be final and conclusive.

(F) Notwithstanding the foregoing, the Committee shall (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) have the authority, in its discretion, to extend the period during which an Option may be exercised.

(iv) Unless an Agreement provides otherwise, an Option granted to a Participant who was an independent contractor or director of the Corporation or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 6(c)(iii) herein) may be exercised only to the extent exercisable on the date of the Participant’s termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of 90 days next succeeding the termination date (or such other period as may be determined by the Committee); or (Y) the close of the Option Period. If the services of such a Participant are terminated for cause (as defined in Section 6(c)(iii)(E) herein), his Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Committee. Notwithstanding the foregoing, the Committee may in its discretion (subject to any requirements imposed under Code Section 409A, related regulations or other guidance) accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the termination date or extend the period during which an Option may be exercised, or both.

(v) A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are delivered to him or them under the Plan.

(vi) Nothing in the Plan shall confer upon the Participant any right to continue in the service of the Corporation or a related corporation as an employee, director, or independent contractor or to interfere in any way with the right of the Corporation or a related corporation to terminate the Participant’s employment or service at any time.

(vii) A certificate or certificates for shares of Common Stock acquired upon exercise of an Option shall be issued in the name of the Participant and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

(d) Nontransferability of Options; Restrictions on Certain Transfers of Shares:

(i) Options shall not be transferable other than by will, the laws of intestate succession or, with respect to Options granted before March 9, 2005, pursuant to a qualified domestic relations order. The designation of a beneficiary does not constitute a transfer. An Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative.

(ii) If a Participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an Option may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the Option was granted.

Stock Appreciation Rights

(a) Grant of SARs: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Committee shall determine. SARs may be granted to an optionee of an Option (hereinafter called a “related Option”) with respect to all or a portion of the shares of Common Stock subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible key employee (a “Freestanding SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Corporation upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR.

(b) Tandem SARs: A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option; provided, however, that Tandem SARs must be granted in accordance with Code Section 409A, related regulations and other guidance. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Committee may provide in the Agreement), and in no event after the complete termination or full exercise of the related Option. For purposes of determining the number of shares of Common Stock that remain subject to such related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted, upon the exercise of Tandem SARs, the related Option shall be considered to have been surrendered to the extent of the number of shares of Common Stock with respect to which such Tandem SARs are exercised. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of exercise over the related Option Price per share; provided, that the Committee may, in any Agreement granting Tandem SARs, establish a maximum value payable for such SARs.

(c) Freestanding SARs: The base price of a Freestanding SAR shall be not less than 100% of the fair market value of the Common Stock (as determined in accordance with Section 6(b)(ii) herein) on the date of grant of the Freestanding SAR. Subject to the limitations of the Plan, upon the exercise of a Freestanding SAR, the Participant shall be entitled to receive from the Corporation, for each share of Common Stock with respect to which the Freestanding SAR is being exercised, consideration equal in value to the excess of the fair market value of a share of Common Stock on the date of exercise over the base price per share of such Freestanding SAR; provided, that the Committee may, in any Agreement granting Freestanding SARs, establish a maximum value payable for such SARs.

(d) Exercise of SARs:

(i) Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as are provided in the Agreement relating to the grant of the SAR. The period during which an SAR may be exercisable shall not exceed ten years from the date of grant or, in the case of Tandem SARs, such shorter Option Period as may apply to the related Option. Any SAR or portion thereof not exercised before expiration of the period stated in the Agreement relating to the grant of the SAR shall terminate.

(ii) SARs may be exercised by giving written notice to the Corporation at such place as the Committee shall direct. Unless the Committee determines otherwise, the date of exercise of the SAR shall mean the date on which the Corporation shall have received proper notice from the Participant of the exercise of such SAR.

(iii) No SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 5, and has been a Participant continuously since the date the SAR was granted, subject to the provisions of Section 6(c)(iii) and (iv) herein.

(e) Consideration: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at fair market value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as elected by the Participant, subject to the terms of the Plan and applicable Agreement. Notwithstanding the foregoing, to the extent required to ensure that an SAR is not subject to, or complies with, Code Section 409A, related regulations, and other guidance, (i) an SAR shall be settled solely for shares of Common Stock of the Corporation, which Common Stock is traded on an established securities market, and which SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR; or (ii) an SAR shall be structured in a manner designed to be exempt from, or to comply with, the requirements of Code Section 409A. A certificate or certificates for shares of Common Stock, if any, acquired upon exercise of an SAR for shares shall be issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise. No fractional shares of Common Stock will be issuable upon exercise of the SAR and, unless otherwise provided in the applicable Agreement, the Participant will receive cash in lieu of fractional shares.

(f) Limitations: The applicable Agreement shall contain such terms, conditions and limitations consistent with the Plan as may be specified by the Committee. Unless otherwise so provided in the applicable Agreement or the Plan, any such terms, conditions or limitations relating to a Tandem SAR shall not restrict the exercisability of the related Option.

(g) Nontransferability:

(i) SARs shall not be transferable other than by will, the laws of intestate succession or, with respect to SARs granted on or before March 9, 2005, pursuant to a qualified domestic relations order. The designation of a beneficiary does not constitute a transfer. SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative.

(ii) If the Participant is subject to Section 16 of the Exchange Act, shares of Common Stock acquired upon exercise of an SAR may not, without the consent of the Committee, be disposed of by the Participant until the expiration of six months after the date the SAR was granted.

Restricted Awards

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Restricted Awards to such eligible individuals in such numbers, upon such terms and at such times as the Committee shall determine. A Restricted Award may consist of a Restricted Stock Award or a Restricted Unit, or both. Restricted Awards shall be payable in cash or whole shares of Common Stock (including Restricted Stock), or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the Plan and the sole and absolute discretion of the Committee. The Committee may condition the grant or vesting, or both, of a Restricted Award upon payment of a stipulated purchase price, the continued service of the Participant for a certain period of time, attainment of such performance objectives as the Committee may determine or upon a combination of such factors. The Committee shall determine the nature, length and starting date of the period during which the Restricted Award may be earned (the “Restriction Period”) for each Restricted Award, which shall be as stated in the Agreement to which the Award relates. In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Committee shall determine the performance objectives to be used in valuing Restricted Awards and determine the extent to which such Awards have been earned. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such Corporation, business unit and/or individual performance factors and criteria as the Committee in its sole discretion may deem appropriate, including, but not limited to, earnings per share, return on equity, return on assets or total return to shareholders. The Committee shall determine the terms and conditions of each Restricted Award, including the form and terms of payment of Awards. Subject to the terms of the Plan and Code Section 409A, related regulations or other guidance, the Committee shall have sole authority to determine whether and to what degree Restricted Awards have been earned and are payable and to interpret the terms and conditions of Restricted Awards and the provisions herein.

(b) Earning of Restricted Awards: Unless the applicable Agreement provides otherwise (or as may be otherwise required under Code Section 409A, related regulations or other guidance), a Restricted Award granted to a Participant shall be deemed to be earned as of the first to occur of the completion of the Restriction Period, retirement, displacement, death or disability of the Participant, or acceleration of the Restricted Award, provided that, in the case of Restricted Awards based upon performance criteria or a combination of performance criteria and continued service, the Committee shall have sole discretion to determine if, and to what degree, the Restricted Awards shall be deemed earned at the end of the Restriction Period or upon the retirement, displacement, death or disability of the Participant. In addition, the following rules shall also apply to the earning of Restricted Awards:

(i) Completion of Restriction Period. For this purpose, a Restricted Award shall be deemed to be earned upon completion of the Restriction Period (except as otherwise provided herein for performance- based Restricted Awards). In order for a Restricted Award to be deemed earned, the Participant must have been continuously employed or in service during the Restriction Period. Continuous employment or service shall mean employment with or service to any combination of the Corporation and one or more related corporations, and a temporary leave of absence with consent of the Corporation shall not be deemed to be a break in continuous employment or service.

(ii) Retirement of the Participant. For this purpose, the Participant shall be deemed to have retired as of the earlier of (A) his normal retirement date under the retirement plan established by the Corporation for its employees which is applicable to the Participant, or (B) his retirement date under a contract, if any, between the Participant and the Corporation providing for his retirement from the employment of the Corporation or a related corporation prior to such normal retirement date, or (C) a mutually agreed upon early retirement date under such retirement plan of the Corporation between the Participant and the Corporation.

(iii) Displacement of the Participant. For this purpose, the Participant shall be deemed to have been displaced in the event of the termination of the Participant’s employment or service due to the elimination of the Participant’s job or position without fault on the part of the Participant, as determined by the Committee.

(iv) Death or Disability of the Participant. Except as otherwise provided herein for performance-based Restricted Awards, if the Participant shall terminate continuous employment or service because of death or disability before a Restricted Award is otherwise deemed to be earned pursuant to this Section 8(b), the Participant shall be deemed to have earned a percentage of the Award (rounded to the nearest whole share in the case of Restricted Awards payable in shares) determined by dividing the number of his full years of continuous employment or service then completed during the Restriction Period with respect to the Award by the number of years of such Restriction Period.

(v) Acceleration of Restricted Awards by the Committee. Notwithstanding the provisions of this Section 8(b), in the event of the termination of employment or service of a Participant for reasons other than retirement, displacement, death or disability, the Committee, in its sole and absolute discretion (subject to any restrictions imposed under Code Section 409A, related regulations or other guidance), may accelerate the date that any Restricted Award granted to the Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to the Participant or to accelerate such date with respect to Restricted Awards granted to any other Participant, or to treat all Participants similarly situated in the same manner.

(c) Forfeiture of Restricted Awards: Unless the Committee determines otherwise, if the employment or service of a Participant shall be terminated for any reason, and the Participant has not earned all or part of a Restricted Award pursuant to the terms herein, such Award to the extent not then earned shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Dividend and Voting Rights; Share Certificates: Unless the Committee determines otherwise, (i) a Participant shall have no dividend rights or voting rights with respect to shares reserved in his name pursuant to a Restricted Award payable in shares but not yet earned pursuant to Section 8(b); (ii) a certificate or certificate for shares of Common Stock representing a Restricted Award payable in shares shall be issued in the name of the Participant and distributed to the Participant (or his beneficiary) as soon as practicable following the date that the shares subject to the Award are earned as provided in Section 8(b); and (iii) no certificate shall be issued hereunder in the name of the Participant (or his beneficiary) except to the extent that the shares represented thereby have been earned.

(e) Nontransferability:

(i) The recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired or until all conditions to vesting have been met.

(ii) Restricted Awards shall not be transferable other than by will, the laws of intestate succession or, with respect to any Awards granted before March 9, 2005, pursuant to a qualified domestic relations order. The designation of a beneficiary does not constitute a transfer.

(iii) If a Participant of a Restricted Award is subject to Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the consent of the Committee, be sold or otherwise disposed of within six months following the date of grant of such Award.

Withholding

The Corporation shall withhold all required local, state, federal, foreign and other taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any local, state, federal, foreign or other tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the “Election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a fair market value (determined in accordance with Section 6(b)(ii)) as of the date that the amount of tax to be withheld is determined (the “Tax Date”) as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee prior to the Tax Date.

Performance-Based Compensation

It is the general intent of the Corporation that Awards conferred under the Plan to Covered Employees, as such term is defined in Section 14(b) herein, shall comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code, and the Plan generally shall be construed in favor of meeting the requirements of Section 162(m) of the Code and the regulations thereunder to the extent possible.

Section 16(b) Compliance

It is the intention of the Corporation that the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act, and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of it meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

No Right or Obligation of Continued Employment

Nothing contained in the Plan shall require the Corporation or a related corporation to continue the employment or service of a Participant, nor shall any such individual be required to remain in the employment or service of the Corporation or a related corporation. Except as otherwise provided in the Plan, Awards granted under the Plan to employees of the Corporation shall not be affected by any change in the duties or position of the participant, as long as such individual remains an employee of, or in service to, the Corporation or a related corporation.

Retirement Plans

In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a related corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

Certain Definitions

For purposes of the Plan, in addition to other terms defined herein, the following terms shall have the meaning indicated:

(a) “Agreement” means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options, SARs, Restricted Awards and any other Awards conferred herein.

(b) “Covered employee” shall have the meaning given the term in Section 162(m) of the Code or the regulations thereunder.

(c) “Disability” shall (except as may be otherwise required under Code Section 409A, related regulations or other guidance) mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall have authority to determine if a Participant has incurred a Disability.

(d) “Parent” or “parent corporation” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(e) “Predecessor” or “predecessor corporation” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

(f) “Related corporation” means any parent, subsidiary or predecessor of the Corporation.

(g) “Restricted Stock” shall mean shares of Common Stock which are subject to Restricted Awards payable in shares, the vesting of which is subject to restrictions set forth in the Plan or the Agreement relating to such Award.

(h) “Subsidiary” or “subsidiary corporation” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the

Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

Amendment and Termination of the Plan

(a) The Plan may be amended or terminated at any time by the Board of Directors of the Corporation; provided, that such amendment or termination shall not, without the consent of the recipient of an Award, adversely affect the rights of the recipient with respect to an outstanding Award; and provided further, that approval by the shareholders of the Corporation shall be required for any amendment which would (i) increase the number of shares of Common Stock which may be issued under the Plan, except to the extent of adjustments pursuant to Section 4; or (ii) materially change the requirements for eligibility to be a recipient of an Award, unless shareholder approval of any such amendments is not required by applicable law, rule or regulation. No action to amend or terminate the Plan shall permit the acceleration of the time or schedule or any payment of amounts deemed to involve the deferral of compensation under Code Section 409A, except as may be otherwise permitted under Section 409A, related regulations or other guidance.

(b) The Committee may amend, alter or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, adversely affect the rights of the recipient with respect to the Award.

(c) Notwithstanding Section 15(a) and Section 15(b) herein, the Committee shall have unilateral authority to amend the Plan and any Award (without Participant consent and without shareholder approval, unless such shareholder approval is required by applicable laws, rules or regulations) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but not limited to Code Section 409A, Code Section 422 federal securities laws or related regulations or other guidance).

Restrictions on Shares

The Committee may impose such restrictions on any shares representing Awards and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act of 1933, as amended (the “Securities Act”), under the requirements of any stock exchange or similar organization and under any blue sky, state or foreign securities laws applicable to such shares. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

Applicable Law

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to the conflicts of laws provisions of any state, and in accordance with applicable federal laws of the United States.

Shareholder Approval

The Plan, as adopted effective October 1, 1997, was approved by the shareholders of the Corporation within 12 months of the Effective Date of the Plan.

Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, and except as may be otherwise provided in an Agreement or as otherwise required in order to comply with Code Section 409A, related regulations or other guidance, in the event of a Change of Control (as defined in Section 19(b) herein):

(i) All Options and SARs outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

(ii) Any restrictions including but not limited to the Restriction Period applicable to any Restricted Award shall be deemed to have expired, and such Restricted Awards shall become fully vested and payable to the fullest extent of the original grant of the applicable Award.

(iii) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Awards granted pursuant to the Plan shall not vest or become exercisable on an accelerated basis, if the Board of Directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Awards granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 19(a)(iii) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

(b) For the purposes herein, except as may be otherwise provided in an Agreement or as may be otherwise required in order to comply with Code Section 409A, related regulations or other guidance, a “Change of Control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of Corporation, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

(ii) The date upon which, as a result of a tender offer or exchange offer for the purchase of securities of Corporation (other than such an offer by the Corporation for its own securities), or as a result of a proxy contest, merger, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any year period during such term constitute the Corporation’s Board of Directors, plus new directors whose election by the Corporation’s shareholders is approved by a vote of at least two-thirds of the outstanding voting shares of the Corporation, cease for any reason during such year period to constitute at least two-thirds of the members of such Board of Directors;

(iii) The date the shareholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation;

(iv) The date the shareholders of the Corporation approve a plan of complete liquidation or winding-up of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; or

(v) The occurrence of any other event which the Corporation’s Board of Directors determines should constitute a Change of Control.

(c) Notwithstanding the preceding provisions of Section 19(b), in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such Awards may be permitted, in the Committee’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A, related regulations, or other guidance): (A) a change in the ownership of the Corporation, (B) a change in effective control of the Corporation, or (C) a change in the ownership of a substantial portion of the assets of the Corporation.

Compliance with Code Section 409A

General: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Section 409A of the Code is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Corporation that the Plan and all such Awards shall comply with Code Section 409A, related regulations or other guidance, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares issuable pursuant to an Option, an SAR settled in shares of Common Stock, a Restricted Award or any other Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A, related regulations or other guidance require that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A or any related regulations or other guidance, then neither the Corporation, the Committee nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

Specific Terms Applicable to Awards Subject to Code Section 409A: Without limiting the effect of Section 20(a), above, and notwithstanding any other provision in the Plan to the contrary, the following provisions shall, to the extent required under Code Section 409A, related regulations or other guidance, apply with respect to Awards deemed to involve the deferral of compensation under Code Section 409A:

(i) Distributions. Distributions may be made with respect to Awards subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation of service; (B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A and related regulations or other guidance.

(ii) Key Employees. With respect to Participants who are “key employees” (as defined in Code Section 409A, related regulations or other guidance), a distribution due to separation of service may not be made before the date that is six months after the date of separation of service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A, related regulations or other guidance. To the extent that a Participant is subject to this section and a distribution is to be paid in installments, through an annuity, or in some other manner where payment will be periodic, the Participant may be paid, during the seventh month following separation from service, the aggregate amount of payments he would have received but for the application of this section; all remaining payments shall be made in their ordinary course. The previous sentence shall be applicable only if and to the extent that it complies with Code Section 409A, related regulations and other applicable guidance.

(iii) No Acceleration. Unless permissible under Code Section 409A, related regulations or other guidance, acceleration of the time or schedule of any payment under the Plan subject to Code Section 409A is prohibited, except that, to the extent permitted by the Committee and to the extent such exceptions do not violate Code Section 409A, the following accelerations may be permitted in an Award:

(A) As necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B));

(B) As necessary to comply with a certificate of divestiture (as defined in Code Section 1043(b)(2)); and

(C) To pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101 and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”), including the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source of wages attributable to additional Code Section 3401 wages and taxes.

(iv) Short-Term Deferrals. Except to the extent otherwise required or permitted under Code Section 409A, related regulations or other guidance, the Committee shall (unless an Agreement provides otherwise) provide that distributions pursuant to Awards must be made no later than the later of (A) the date that is 2 1/2 months from the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; or (B) the date that is 2 1/2 months from the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

(v) Deferral Elections:

(A) In the sole discretion of the Committee, a Participant may be permitted to make an election as to the time and form of any distribution from an Award, provided that, except as specified in (B) and (C) below, such election is made not later than the close of the taxable year preceding the taxable year in which the services for which the Award is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A, related regulations or other guidance.

(B) In the case of the first year in which the Participant becomes eligible to participant in the Plan, the election described in (A) may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(C) In the case of any performance-based compensation (as that term is defined in Code Section 409A, related regulations or other guidance), where such compensation is based on services performed over a period of at least 12 months, the election described in (A) may be made no later than six months before the end of the period.

(vi) Subsequent Elections: To the extent that the Committee, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (A), (B) or (C) above, the following provisions shall apply:

(A) Such election may not take effect until 12 months after the date on which the election is made;

(B) Where the payment is to be made for reasons other than death, disability or unforeseen hardship, as those terms are defined in Section 20(b)(i), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C) Any election related to a payment based upon separation from service, as that term is defined in Section 20(b)(i), above, may not be made less than 12 months prior to the date of the first scheduled payment hereunder.

IN WITNESS WHEREOF, this 1997 Omnibus Stock Plan of Charles & Colvard, Ltd., as amended and restated through March 9, 2005, is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the 9th day of March, 2005.

CHARLES & COLVARD, LTD.

By:	/s/ Robert S. Thomas
Printed Name:	Robert S. Thomas
Title:	President & CEO

ATTEST:

/s/ James R. Braun
Secretary

[Corporate Seal]